UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD PROPERTY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor Hamilton, Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.750% Class A Cumulative Redeemable Perpetual Preferred Units, Series 3	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218503

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.         Description of Registrant’s Securities to be Registered.

Description of the terms of the 5.750% Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 (the “Preferred Units”) of Brookfield Property Partners L.P. (the “Registrant”) are contained in a prospectus dated February 20, 2019, constituting part of the Registrant’s registration statement on Form F-3 (File No. 333-218503) relating to the Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated February 10, 2020 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The description of the Preferred Units contained in the Prospectus under the heading “Description of Preferred Limited Partnership Units” and the description of the Preferred Units in the Prospectus Supplement under the heading “Description of the Offered Securities” are each incorporated herein by reference.

Item 2.         Exhibits.

Exhibit Number	Description
3.1

Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. dated August 8, 2013 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed on August 8, 2013).

3.2

First Amendment, dated November 5, 2015, to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. dated August 8, 2013 (incorporated by reference to Exhibit 4.17 to the Registrant’s Annual Report on Form 20-F filed on March 17, 2016).

3.3

Second Amendment, dated March 21, 2019, to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. dated August 8, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K filed on March 21, 2019).

3.4

Third Amendment, dated August 20, 2019, to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. dated August 8, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K filed on August 20, 2019).

3.5

Fourth Amendment, dated February 18, 2020, to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. dated August 8, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K filed on February 18, 2020).

3.6

Certificate of Registration of Brookfield Property Partners L.P. (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 20-F filed on June 12, 2012).

4.1

Form of 5.750% Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K filed on February 18, 2020).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD PROPERTY PARTNERS L.P. by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

Date: February 18, 2020	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

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